Exhibit 10.4

ADAMAS ONE CORP.

Employment Agreement

This EMPLOYMENT AGREEMENT (“Agreement”) is made as of September 1st, 2019 (the “Effective Date”), by and between ADAMAS ONE CORP., a Nevada corporation with its principal place of business located at 411 University Rd., Greenville, South Carolina (together with its successors and assigns, the “Company”), and Gerald McGuire, with residence at 423 Chamblee Blvd, Greenville, SC 29615 (“Employee”) (collectively, the “Parties”).

recitals

WHEREAS, the Company desires to employ Employee, and Employee desires to be employed by the Company, as the Company’s Chief Operating Officer (“COO”).

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and conditions herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.             Employment and Term. The Company hereby agrees to employ Employee, and Employee hereby accepts employment by the Company, on the terms and conditions hereinafter set forth. Employee ’s term of employment by the Company under this Agreement (the “Term”) shall commence on the Effective Date and continue for a period of 5 years or end on the date on which the term of employment is terminated in accordance with Section 5. Employee’s employment with the Company shall be on an “at-will” basis and terminable by either Party at any time for cause or “no cause”.

2.             Position, Duties and Responsibilities, Location and Commuting.

  2.1              Position and Duties. During the Term, the Company shall employ Employee as COO. Employee shall report directly to CEO subject to the specific direction of the Company’s CEO and for Board of Directors (the “Board”). Employee shall have general authority and responsibility for the duties described herein in Exhibit “A” incorporated by reference. Employee shall also have such other duties, powers, and authority as are commensurate with his or her position and such other duties and responsibilities that are commensurate with his or her positions as specifically delegated to him or her from time to time by his/her direct supervisor, the CEO (his designee) and/cc the Board.

  2.2              Performance of Duties and Responsibilities. Employee agrees to devote his or her efforts, energies, and skill to the discharge of the duties and responsibilities attributable to his or her position and, except as set forth herein, agrees to devote sufficient amount of his or her professional time and attention to the business and affairs of the Company to adequately perform his or her duties as provided herein Employee shall be entitled to engage in service on the board of directors of one (1) not-for-profit organization to the extent such service does not compete with the Company or interfere with the performance of his or her duties and responsibilities to the Company, as determined by the Company in its sole responsibility. Employee may serve on the boards of directors of a reasonable number of corporations or trade organizations and participate in charitable, community or religious activities; provided, however, that in the opinion of the Board, such service or participation does not materially interfere with the proper performance of his duties and responsibilities specified herein.

  2.3              Compliance with Company Policies. Employee shall be subject to the Bylaws, notices, policies, procedures and rules of the Company, including those policies and procedures set forth in the Company’s Code of Conduct and Ethics. Employee’s violation of the terms of such documents shall be considered a breach of the terms of this Agreement.

  2.4              Location of Employment. Employee’s principal office, and principal place of employment, shall be at the Company’s offices in 411 University Rd., Greenville, SC 29601 provided that Employee may be required under business circumstances to travel outside of such location in connection with performing his or her duties and this Agreement

3.             Compensation.

  3.1              Base Salary. During the Terms, the Company shall pay to Employee an annual salary of $180,000.00 USD (“Base Salary” an FLSA except employee, timely remitted consistent with the Company’s standard payroll cycle. The CEO and Board Compensation Committee will periodically review the base salary of the Employee and may adjust Base Salary periodically, in their sole discretion, provided, Employee’s Base Salary will not be such decrease is part of an across-the-board uniformly applied reduction affecting all executives of the Company and does not disproportionately financially impact Employee.

  3.2              Stock Performance Grants. In the sole and absolute discretion of the Company, Employee may receive a performance bonus on each twelve-month anniversary of his employment for years 1-5 in the form of the Company’s provision of 200,000 shares of restricted Company common stock on each anniversary, for a total of 1,000,000 shares. Said shares are earned and fully vested on the each of the anniversary date of this engagement and shall not be earned, due and/or otherwise payable or subject to demand pro rata or in portion or part.

  3.3              Initial Stock Bonus. Upon execution of Agreement Employee shall receive a one-time bonus of 200,000 shares of Adamas common stock, said shares are earned and fully vested at time of execution of Agreement. These shares will be treated as all other common shares and will be registered if and when other common shares are registered with the SEC.

4.              Employee Benefits and Perquisites.

  4.1              Benefits. Employee shall be entitled to participate in such health, group insurance, welfare, pension and other employee benefit plan, programs, and arrangements as are made generally available from time to time to other employees of the Company, subject to Employee’s satisfaction of all applicable eligibility conditions of such plan, programs, and arrangements. Nothing herein shall be construed to limit the Company’s ability to amend or terminate any employee benefit plan or program in its sole discretion.

  4.2              Fringe Benefits, Perquisites and Paid Time Off. During the Term, Employee shall be entitled to participate in all fringe benefits and perquisites made available to other employees of the Company, subject to Employee’s satisfaction of all applicable eligibility conditions to receive such fringe benefits and perquisites. In addition, Employee shall be eligible for up to 20 of paid time off (“PTO”) per calendar year in accordance with the Company’s vacation and PTO policy, inclusive of vacation days and sick days and excluding standard paid Company holidays, in the same manner as PTO days for employees of tbc Company generally accrue.

  4.3              Reimbursement of Expenses. The Company shall reimburse Employee for all reasonable pre-approved business and travel expenses incurred in the performance of his or her job promptly open presentation of appropriate supporting documentation and otherwise in accordance with and subject to the expense reimbursement policy of the Company.

5.              Termination: Change-in-control.

  5.1              General. The employment relationship is “at-will” and the Company and Employee may terminate Employee’s employment for any reason or no reason, in either case subject only to the terms of this Agreement; provided, however, that Employee is required to provide to the Company at least sixty (30) days’ written notice of intent to terminate employment for any reason or no further benefits or remuneration of any kind (other than “earned wages” will be owing and remitted to Employee, unless the Company specifics an earlier date of termination. For purposes of this Agreement, the following terms have the following meanings:

(a)                “Accrued Benefits” shall mean (i) accrued but unpaid Base Salary through the Termination Date, payable within thirty (30) days following the Termination Date; (ii) reimbursement for any unreimbursed pre-approved reasonable business expenses incurred through the Termination Date, payable within thirty (30) days following the Termination Date; (iii) accrued but unused PTO days; and (iv) all other payments, benefits, or fringe benefits to which Employee shall be entitled as of the Termination Date under the terms of any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program or grant.

(b)               “Cause” shall mean: (i) a breach by Employee of his or her fiduciary duties to the Company; (ii) Employee’s breach of this Agreement, which, if curable, remains uncured or continues after five (5) days’ notice by the Company thereof; (iii) the commission of (A) any crime constituting a felony in the jurisdiction in which committed and/or being arrested or charged with such act, (B) any crime involving moral turpitude (whether or not a felony), or (C) any other criminal act involving embezzlement, misappropriation of money, fraud, theft, or bribery (whether or not a felony) and/or being arrested or charged with such act; (iv) illegal or controlled substance abuse or insobriety by Employee: (v) Employee’s material negligent or dereliction in the performance of, or failure to perform Employee’s duties of employment with the Company, which remains uncured or continues after five (5) days’ notice by the Company thereof; (vi) Employee’s refusal or failure to carry out a lawful directive of the Company or any member of the Board or any of their respective designees, which directive is consisted with the scope and nature of Employee’s responsibilities; or (vii) any conduct, action or behavior by Employee that is, or is reasonably expected to be, materially damaging to the Company, whether to the business interests, finance or reputation. In addition, Employee’s employment shall be deemed to have terminated “for cause” if, on the date Employee’s employment terminates, facts and circumstances exist that would have justified a termination “for cause”, even if such facts and circumstances are discovered alter such termination.

(c)                “Good Reason” shall mean (i) a material breach, by the Company of its obligations under this Agreement, upon which Employee notifies the Board in writing of such material breach within five (5) days of such occurrence and such material breach shall have not been cured within thirty (30) days after the Board’s receipt of written notice thereof from Employee; (ii) reduction in Employees Base Salary, where such reduction is not part of a general reduction in Base Salary for all executive-level employees of the Company, (iii) decision by the Company to relocate Employee’s work site to a place more than fifty (50) miles away from Greenville, SC.

(i)                  “Termination Date” shall mean the date on which Employee’s employment hereunder terminates in accordance with this Agreement.

5.2              Termination Without Cause or Termination by Employee for Good Reason. In the event Employee’s employment hereunder is terminated by the Company without cause or by Employee for Good Reason, Employee shall be entitled to receive any Accrued Benefits. ln addition, commencing on the first payroll date following the date that is thirty (30) days following the Termination Date, the Company shall continue to pay Employee his or her Base Salary and health benefits (via reimbursement of documented COBRA premium expenses), in accordance with customary payroll practices and subject to applicable withholding and payroll tases (the “Severance Payments”), for 3 month(s) for the first year Term of this Agreement and one additional month for the completion of each successive full year during the Term of this Agreement (the “Severance Period”); provided, however, in the event Employee is 40 years of age or older that remittance of the Severance Payments shall be conditioned upon the execution, non-revocation, and delivery of a general release of claims by Employee, in a form reasonably satisfactory to the Company, within twenty-one (21) days following the Termination Date. In the event Employee fails to timely execute and deliver such a release in the form and manner as presented by the Company, the Company shall have no obligation to pay Severance Payments under this Agreement.

5.3              All Other Terminations. In the event Employee’s employment hereunder is terminated by the Company for Cause, by Employee with Good Reason, or due to Employee’s death or Employee shall be entitled to receive the Accrued Benefits.

5.4              Return of Company Property. Upon termination of Employee’s employment for any reason or under any circumstances, Employee shall promptly return any and all Confidential Information (as defined in Section 7.3 below) and property of the Company and any affiliates (including, without limitation, all computers, keys, credit cards, identification tags, engineering notebooks, documents, data, confidential information, work product, and other proprietary materials), and other materials.

5.5              Post-Termination Cooperation. Employee agrees and covenants that, following the Term, he or she shall, to the extent requested by the Company, cooperate in good faith with the Company to assist the Company in the pursuit or defense of (except if Employee is adverse with respect to) any claim, administrative charge, or cause of action by or against the Company as to which Employee, by virtue of his or her employment with the Company or any other position that Employee holds that is affiliated with or was held at the request of the Company, has relevant knowledge or information, including by acting as the Company’s representative in any such proceeding and, without the necessity of a subpoena, providing truthful testimony in any jurisdiction or forum. The Company shall reimburse Employee for his or her reasonable out-of-pocket expenses incurred in compliance with this Section 5.5.

5.6              Post-Termination Non-Assistance. Employee agrees and covenants that, following the Term, he or she shall not voluntarily assist, support, or cooperate with, directly or indirectly, any person or entity alleging or pursuing or defending against any claim, administrative charge, or cause or action against or by the Company, including by providing testimony or other information or documents, except under compulsion of law. Should Employee be compelled to testify, nothing in this Agreement is intended or shall prohibit Employee from providing complete and faithful testimony. Nothing in this Agreement shall in any way prevent Employee from cooperating with any investigation by any federal, state, or local Governmental agency.

6.            Non-Piracy/Non-Solicitation.

(a)                Beginning on the date hereof and through the date that is two (2) years following the Termination Date (the “Restricted Period”), Employee will not, and will cause his or her affiliates not to, directly or indirectly, through or in association with any third party (1) call on, solicit, or service, engage or contract with, or take any action which may interfere with, impair, subvert, disrupt, or alter the relationship, contractual or otherwise, between the Company and any current or prospective customer, supplier, distributor, agent, contractor, developer, service provider, licensor, or licensee or other material business relation of the Company, (2) divert or take away the business or patronage (with respect to products or services of the kind or type developed, produced, marketed, furnished, or sold by the Company) of any of the clients, customers, or accounts, or prospective clients, customers, or accounts, of the Company or (3) attempt to do any of the foregoing, either for Employee’s own purposes or for any other third party.

(b)               During the Restricted Period, Employee will not, and will cause his or her affiliates not to, directly or indirectly, through or in association with any third party (1) solicit, induce, recruit, or encourage any employees or independent contractors of or consultants to the Company to terminate their relationship with the Company or take away or hire such employees, independent contractors, or consultants or (2) attempt to do any of the foregoing, either for Employee’s own purposes or for any other third party.

7.            Nondisclosure and Nonuse of Confidential Information.

7.1              Employee acknowledges that (i) the Confidential Information (as hereafter defined) is a valuable, special, and unique asset of the Company, the unauthorized disclosure or use of which could cause substantial injury and loss of profits and goodwill to the Company; (ii) Employee is in a position of trust and subject to a duty of loyalty to the Company, and (iii) by reason of his or her employment and service to the Company, Employee will have access to the Confidential Information Employee, therefore, acknowledges that it is in the Company’s legitimate business interest to market Employee’s disclosure or use of Confidential Information for any purpose other than in connection with Employee’s performance of Employee’s duties for the Company, and to limit any potential misappropriation of such Confidential Information by Employee.

7.2              Employee will not disclose or use at any time, either during the Term or thereafter, any Confidential Information (as hereinafter defined) of which Employee is or becomes aware, whether or not such information is developed by him or her, except to the extent that such disclosure or use is directly related to and required by Employee’s performance in good faith of duties assigned to Employee by the Company or has been expressly authorized by the Board; provided, however, that this sentence shall not be deemed to prohibit Employee from complying with any subpoena, order, judgment, or decree of a court or governmental or regulatory agency of competent jurisdiction (an “Order”); provided, further, however, that (i) Employee agrees to provide the Company with prompt written notice of any such Order and to assist the Company, at the Company’s expense, in asserting any legal challenges to or appeals of such Order that the Company in its sole discretion pursues, and (ii) in complying with any such Order, Employee shall limit his or her disclosure only to the Confidential Information that is expressly required to be disclosed by such Order. Employee will take all appropriate stops to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss, and that Employee shall deliver to the Company at the Termination Date, or at any time the Company may request, all memoranda, notes, plan, records, reports, electronic information, files and software, and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Company which Employee may that possess or have under his or her control.

7.3              As used in this Agreement, the term “Confidential Information” mean information that is not generally known to the public (including the existence and contents of this Agreement) and that is used, developed, or obtained by the Company in connection with its business, including, but not limited to, information, observations, and data obtained by Employee while employed by the Company or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of the Company (or such predecessors), products or services, (ii) fees, costs and pricing structures, (iii) designs, (v) analyses, (vi) drawing, photographs and reports, (vii) computer software and hardware, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) databases and data, (x) accounting and business methods, (xi) inventions, devices, new developments, methods, and processes, whether patented, patentable or unpatentable and whether or not reduced to practice in any form or derivation, (xii) customers and clients (and all information with respect to such persons) and customer or client lists, (xiii) suppliers (and all information with respect to such persons) or supplier list, (xiv) other copyrightable work; (xv) all production methods, processes, technology, and trade secrets, and (xvi) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date Employee proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

8.            Property: Inventions and Patents.

8.1              Property. Employee agrees that all inventions, innovations, improvements, technical information, systems, software, developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos, products, equipment, and all similar or related information and materials (whether patentable or unpatentable) (collectively, “Inventions”) which relate to the Company’s actual or anticipated business, research and development, or existing or future products or services and which are conceived, developed, or made by Employee or any other employee or person at his direction, advice or assistance (whether during usual business hours and whether alone or in conjunction with any other person) while employed (and for the Restricted Period if and to the extent such Inventions result from any work performed for the Company, any use of the Company’s premises or property or any use of the Company’s Confidential Information) by the Company (including those conceived, developed, or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, brands, tradename and service marks, or applications or registrations, copyrights, and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the “Work Product”), belong in all instances to the Company. Employee will promptly disclose such Work Produce to the Company and perform all actions reasonably requested by the Company (whether during or after the Term) to establish and confirm the Company’s ownership of such Work Product (including without limitation, the execution and delivery of assignments, consents, powers of attorney, and other instruments) and to provide reasonable assistance to the Company (whether during or after the Term) in connection with the prosecution of any applications for patents, trademarks, brands, trade names, service marks, or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Employee recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works for hire under the copyright laws of the United Statas and that to the extent Work Product constitutes works for hire, the Work Product is the exclusive property of the Company, and all right, title, and interest in the Work Product vests in the Company. To the extent Work Product is not works for hire, the Work Product, and all of Employee’s right, title and interest in Work Product, including without limitation every priority right, is hereby assigned to the Company.

8.2              Cooperation. Employee shall, during the Term and at any time thereafter, assist and cooperate fully with the Company in obtaining for the Company the grant of letters patent, copyrights, and any other intellectual property rights relating to the Work Product in the United States and/or such other countries as the Company may designate. With respect to Work Product, Employee shall, during the Term and at any time thereafter, execute all applications, statements, instruments of transfer, assignment, conveyance or confirmation, or other documents, furnish all such information to the Company and take all such other appropriate lawful actions as the Company requests that are necessary to establish the Company’s ownership of such Work Product. Employee will not assert or make a claim of ownership of any Work Product, and Employee will not file any applications for patents a copyright or trademark registration relating to any Work Product.

8.3              No Designation as Inventor: Waiver of Moral Rights. Employee agrees the Company shall not be required to designate Employee as the inventor or author of any Work Product. Employee hereby irrevocably and unconditionally waives and releases, to the extent permitted by applicable law, all of Employee’s rights to such designation and any rights concerning future modifications to any Work Product. To the extent permitted by applicable law, Employee hereby waives all claims to moral rights in and to any Work Product.

8.4              Pre-Existing and Third-Party Materials. Employee will not, in the course of employment with the Company, incorporate into or in any way use in creating any Work Product any pre-existing invention, improvement, development, concept, discovery, works, or other proprietary right or information owned by Employee or in which Employee has an interest without the Company’s prior written permission. Employee hereby grants the Company a nonexclusive, royalty-free, fully-paid, perpetual, irrevocable, sublicensable, worldwide license to make, have made, modify, use, sell, copy, and distribute, and to use or exploit in any way and in any median, whether or not now known or existing, such item as part of or in connection with such Work Product. Employee will not incorporate any invention, improvement, development, concept, discovery, intellectual property, or other proprietary information owned by any party other than Employee into any Work Product without the Company’s prior written permission.

8.5              Attorney-in-Fact. Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and on Employee’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright, trademark, and mask work registrations with the same legal force and effect as if executed by Employee, if the Company is unable because of Employee’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Employee’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright or trademark registrations covering the Work Product owned by the Company pursuant to this Section.

9.            Enforcement. Because Employee’s services are special, unique, and extraordinary and because Employee has access to Confidential Information and Work Product, the Parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company, or any of its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injuncture or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

10.          Non-Disparagement. Employee agrees that, during the Term and at any time thereafter, he or she will not make, or cause to be made, any statement, observation, or opinion, or communicate any information (whether oral or written), to any person other than senior management or a member of the Board, that disparages the Company or is likely in any way to have the business or the reputation of the Company, or any of its former, present, or future managers, directors, officers, members stockholders, employees, agents, contractors, and suppliers.

11.          Assurances by Employee. Employee represents and warrants to the Company that he or she may enter into and fully perform all of his or her obligations under this Agreement and as an employee of the Company without breaching, violating, or conflicting with (i) any judgment, order, writ, decree, or injunction of any court, arbitrator, government agency, or other tribunal that applies to Employee or (ii) any agreement, contracts, obligation, or understanding to which Employee is a party or may be bound.

12.          Termination or Repayment of Severance Payments. In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if Employee violates any provision of this Agreement, any obligation of the Company to pay Severance Payments shall be terminated and of no further force or effect, and Employee shall promptly repay to the Company any Severance Payments previously made to Employee, in each case, without limiting or affecting Employee’s obligations under this Agreement the Company’s other rights and remedies available at law or equity.

13.          Notice. Except as otherwise specifically provided herein, any notice, consent, demand, or other communication to be given under or in connection with this Agreement shall be in writing and shall be deemed duly given when delivered personally, when transmitted by facsimile transmission, one day after being deposited with Federal Express or other nationally recognized overnight delivery service, or three days after being mailed by first class mail, charges or postage prepaid, properly addressed, if to the Company, at its principal office, and, if to Employee, at his or her address set forth following his or her signature below. Either party may change such address from time to time by notice to the other.

14.          Governing Law: Arbitration. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of South Carolina, without giving effect to any choice of law rules or other conflicting provision or rule that would cause the laws of any jurisdiction to be applied: provided, however, that the following provisions shall be governed by the Federal Arbitration Act:

14.1          Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, in accordance with the rules of the American Arbitration Association for employment disputes as then in effect. For the avoidance of doubt, it is understood and agreed that this Agreement to arbitrate includes any and all claim and disputes, including, without limitation, as to arbitrability, with respect to Employee’s employment with the Company or the termination of such employment, including, without limitation any claim for alleged discrimination, harassment, or retaliation under on the basis of race, sex, color, national origin, sexual orientation, age, religion, creed, marital status, veteran status, alienage, citizenship, disability or handicap, or any other legally protected status, and any alleged violation of any federal, state, or other governmental law, statute or regulation, including, but not limited to, any alleged violation of Title VII of the Civil Rights Act of 1964, other civil rights statutes including, without limitation, 42 U.S.C. § 1981, 42 U.S.C. § 1982, and 42 U.S.C. § 1985, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Immigration Reform and Control Act, the Sarbanes-Oxley Act, or any state or local law, statute or regulation, as such statutes, laws, and regulations are amended. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

14.2          The arbitration hearing shall commence within ninety (90) calendar days after the arbitrator is selected, unless Company and Employee mutually agree to extend this time period. The arbitration shall take place in the Greenville, South Carolina metropolitan area The arbitrator will have full power to give directions and make such order as the arbitrator deems just, and to award all remedies that would be available in court. Nonetheless, the arbitrator explicitly shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of this Agreement. The arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based within thirty (30) days after the conclusion of the arbitration hearing. The award rendered by the arbitrator shall be final and binding (absent fraud or manifest error), and any arbitration award may be enforced by judgment entered or vacated in any court of competent jurisdiction.

14.3          In the event of any contest or dispute relating to this Agreement or the termination of Employee’s employment hereunder, the prevailing party shall be awarded all fees, costs and expenses incurred in such action.

15.          Amendments; Waivers. This Agreement may not be modified or amended or terminated except by an instrument in writing, signed by Employee and a duly-authorized representative of the Company (other than Employee). By an instrument in writing similarly executed (and not by any other means), either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. To be effective, any written waiver must specifically refer to the condition(s) or provision(s) of this Agreement being waived.

16.          Inconsistencies. ln the event of any inconsistency between any provision of this Agreement and any provision of any Company arrangement, the provision of this Agreement shall control, unless Employee and the Company otherwise are in a writing that expressly refers to the provision of this Agreement that is being waived.

17.          Assignment. This Agreement is personal to Employee and without the prior written consent of the Company shall not be assignable by Employee. The obligations of Employee hereunder shall be binding upon Employee’s heirs, administrators, executors, assigns, and other legal representatives. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Company’s successors and assigns.

18.          Voluntary Execution: Representations. Employee acknowledges that (a) he or she has consulted with or has had the opportunity to consult with independent counsel of his or her own choosing concerning this Agreement and has been advised to do so by the Company, and (b) he or sir has read and understands this Agreement, is competent and of sound mind to execute this Agreement is rally aware of the legal effect of this Agreement, and has entered into it freely based on his or her own judgment and without duress.

19.          Headings. The headings of the Sections and subsections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

20.          Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no role of strict construction shall be applied against any party.

21.          Beneficiaries/References. Employee shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive my compensation or benefit hereunder following Employee’s death by giving written notice thereof. In the event of Employee’s death or a judicial determination of his or her incompetence, references in this Agreement to Employee shall be deemed, where appropriate, to refer to his or her beneficiary, estate, of other legal representative.

22.          Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the Parties shall survive any termination of Employee’s employment.

23.          Severability. It is the desire and intent of the Parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction or arbitrator to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be effective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

24.          Right of Set Off. In the event of a breach by Employee of the provisions of this Agreement, the Company is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and after five (5) days prior written notice to Employee, to set off and apply any and all amounts at any time held by the Company on behalf of Employee and all indebtedness at any time owing by the Company to Employee against any and all of the obligations of Employee now or hereafter existing.

25.          Authority. Employee represents and warrants that he/she is fully authorized, and not otherwise prevented from accepting this engagement based upon contract, statute, regulation or treaty. In this regard, Employee represents that he/she is not a “denied person” under the U.S. Department of Commerce Bureau of Industry and Security, State Department Directorate of Defense Trade Controls, possesses all civil rights and is in compliance with laws enforced by the U.S. Bureau of Alcohol, Tobacco, Firearms and Explosives such that he/she may handle ammunition and weapons consistent with state and federal law, all of which Employee recognizes are integral aspects to the scope of service to the provided herein. Employee warrants and agrees that he/she will immediately advise the Company at any time the above representations are warranties are untrue, or in the event Employee becomes aware of any investigation being considered or undertaken concerning Employee or the Company as concerns the representations set forth in this Section 25.

26.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitutes one and the same instruments. Signatures delivered by facsimile or PDF shall be effective for all purposes.

27.          Entire Agreement. This Agreement contains the entire agreement of the Parties and supersedes a prior or contemporaneous negotiations, correspondence, understandings and agreements between the Parties, regarding the subject matter of this Agreement.

ADAMAS ONE CORP.

By:	/s/ J. Grdina
Name: J. Grdina
Its: CEO/Chairman

EMPLOYEE:

By:	/s/ Gerald McGuire
Name: Gerald McGuire

Exhibit “A”

Employment Agreement

Job Description/Duties & Responsibilities

TBD